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EXHIBIT 99B.6

CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
CASH FLOWS (UNAUDITED)
                                                      Year Ended
                                                     December 31,
In millions                                        1994       1993
- - --------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                        $1,426    ($2,806)
Adjustments to net income:
 Discontinuance of SFAS No. 71                        -       3,123
 Restructuring charge                                 -       1,000
 Depreciation and amortization                     2,052      1,955
 Gains on sales of assets:
  Partial sale of joint venture interest            (164)        -
  Paging assets                                      (68)        -
  Rural exchange sales                               (82)        -
 Equity losses of unconsolidated ventures            121         74
 Discontinued operations                              -          82
 Deferred income taxes and amortization
  of investment tax credits                          373       (225)
 Changes in operating assets and liabilities:
  Restructuring payments                            (289)      (120)
  Funding of postretirement benefit obligation      (110)      (255)
  Accounts and notes receivable                     (104)       (90)
  Inventories, supplies and other                    (81)       (56)
  Accounts payable and accrued liabilities           (10)       238
 Other - net                                         177        302
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 Cash provided by operating activities             3,241      3,222
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INVESTING ACTIVITIES
 Expenditures for property, plant and equipment   (2,597)    (2,449)
 Investment in Time Warner Entertainment              -      (1,557)
 Investment in Southern Multimedia Communications   (745)        -
 Investment in international ventures               (350)      (230)
 Proceeds from disposals of property, plant and
  equipment                                           96         45
 Proceeds from the sale of paging assets             143         -
 Other - net                                        (119)       (10)
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 Cash (used) for investing activities             (3,572)    (4,201)
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FINANCING ACTIVITIES
 Net proceeds from short-term debt                 1,280        687
 Proceeds from issuance of long-term debt            251      2,282
 Repayments of long-term debt                       (526)    (2,969)
 Dividends paid on common stock                     (886)      (812)
 Proceeds from issuance of common stock              364      1,150
 Proceeds from issuance of preferred stock            50         -
 Purchase of treasury stock                          (20)        -
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Cash provided by financing activities                513        338
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Cash provided by (used for) continuing operations    182       (641)
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

CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
CASH FLOWS (UNAUDITED)
                                                        Year Ended
                                                       December 31,
In millions                                          1994      1993
- - ---------------------------------------------------------------------
Cash provided by (used for) discontinued
 operations                                          (101)      610
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CASH AND CASH EQUIVALENTS
 Increase                                              81       (31)
 Beginning balance                                    128       159
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 Ending balance                                      $209      $128
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
<F1>
Note: Certain reclassifications within the financial statements have been made to conform to the current year presentation.